Exhibit A

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, each of the undersigned Reporting Persons hereby agrees to the joint filing, along with the other such Reporting Person, on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the Class A Common Stock of the Issuer, and that this Agreement be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, each of the undersigned, acting by and through a duly authorized officer, hereby executes this Agreement as of December 12, 2025.

Central Bancompany, Inc.

By:	/s/ Jeremy W. Colbert
Name: Jeremy W. Colbert
Title: Executive Vice President, General Counsel and Corporate Secretary

The Central Trust Bank

By:	/s/ Jeremy W. Colbert
Name: Jeremy W. Colbert
Title: Executive Vice President, General Counsel and Corporate Secretary